Exhibit 10

CONSENT OF S. ENNS

I hereby consent to the use of my name in connection with the following reports and documents, which are being filed as exhibits to and incorporated by reference into the registration statement on Form 40-F of Cardero Resource Corp. (the “Company”) being filed with the United States Securities and Exchange Commission:

1.

The technical report dated January 12, 2006 titled “Technical Report on the Geology of the Huachi Porphyry Copper Prospect, San Juan Province, Argentina” (the “Huachi Report”); and

2.

The annual information form of the Company dated January 25, 2006, which includes reference to my name in connection with information relating to the Huachi Report, and the properties described therein.

DATED  January 30, 2006

/s/ S. Enns

S. Enns